UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PLANETOUT INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3291368

(State of incorporation or organization)	(IRS Employer Identification No.)

300 California Street, San Francisco, California	94104

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:      333-114988

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” of the prospectus (the “Prospectus”) included in the Registrant’s Form S-1 Registration Statement, as amended (No. 333-114988), initially filed with the Securities and Exchange Commission on April 29, 2004 (the “Registration Statement”), and is incorporated herein by reference.

Item 2.    Exhibits.

3.1	Sixth Amended and Restated Certificate of Incorporation, as currently in effect *

3.2	Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation *

3.3	Amended and Restated Certificate of Incorporation to be effective upon completion of this offering *

3.4	Amended and Restated Bylaws to be effective upon completion of this offering *

4.1	Form of registrant’s specimen common stock certificate *

10.11	Warrant dated May 31, 1996 issued to America Online, Inc. *

10.13	Warrant Certificate dated January 21, 2000 issued to Allen & Company Incorporated *

10.14	Form of Warrant dated May 10, 2000, as amended March 21, 2001 issued to entities affiliated with Mayfield *

10.15	Warrant No. PCW-2 dated May 15, 2000 issued to America Online, Inc. *

10.16	Form of Warrant dated June 21, 2000, as amended March 21, 2001 issued to entities affiliated with Mayfield *

10.17	Amended and Restated Warrant No. PCW-4 dated July 25, 2000, amended March 21, 2001 issued to America Online, Inc. *

10.18	Warrant No. PCW-10 dated September 17, 2000 issued to Robert Glaser *

10.19	Warrant No. PCW-11 dated September 17, 2000 issued to Tina Podlowski *

10.20	Warrant No. PCW-12 dated September 17, 2000 issued to Rosanne Siino *

10.21	Form of Series D Preferred Stock Warrant *

10.23	Amended and Restated Investors’ Rights Agreement by and among the registrant and the parties identified on Schedule A thereto *

10.30	Common Stock Purchase Warrant dated May 27, 2004 issued to Peter Andrew Allard *

*  Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:July 29, 2004	PLANETOUT INC.

	By:	/s/ Jeffrey T. Soukup
Jeffrey T. Soukup Chief Financial Officer